Exhibit 10.9

[O2SECURE WIRELESS, INC. LETTERHEAD]

AMENDMENT TO SELLARS EMPLOYMENT AGREEMENT

The following is an amendment to the Employment Agreement dated January 1, 2005 by and between O2 Secure Wireless, Inc. ("O2") and Craig C. Sellars ("Employee"), providing for the following:

Paragraph 2(b) shall be amended to read:

Employee shall be compensated for service provided to O2 at an annual salary of $68,400.

Paragraph 2(c) shall be deleted in its entirety.

By signing below the parties hereto cause this Amendment to be effective on the date first indicated below.

O2 Secure Wireless, Inc.		Employee
By:	/s/ T. Scott Conley	By:	/s/ Craig Sellars
Name:	T. Scott Conley	Name:	Craig Sellars
Title:	CEO
Date:	07/01/05	Date:	07/01/05

		Address:	1080 Martin Ridge Road Roswell, GA 30043